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                                                                    EXHIBIT 4(J)



                            CERTIFICATE OF AMENDMENT
                                       OF
               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                                 NCT GROUP, INC.


     NCT GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

     FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, said Board of Directors at a meeting duly held on April 13, 1999, adopted a resolution providing for the issuance of a total of Twelve Thousand Five Hundred (12,500) shares of Series F Convertible Preferred Stock, and providing for the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, which original Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of the Corporation (the "Certificate of Designations") was filed with the Secretary of State of the State of Delaware on September 8, 1999;

     SECOND: Further, that the Board of Directors of the Corporation, at a meeting of such Board held on January 25, 2000, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Designations. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that section 4(b) of the Certificate of Designations be amended to read as follows:

               (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series F Preferred Shares pursuant to Section 4(a) shall be determined according to the following formula (the "CONVERSION RATE"):

                           (.04)(N/365)(1,000) + 1,000
                           ---------------------------
                                CONVERSION PRICE

          provided that the Corporation shall have the option to pay the 4% accretion accruing on each Series F Preferred Share in either cash or Common Stock of the Corporation. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to issue in

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          excess of Seventy Seven Million (77,000,000) shares of Common Stock upon conversion of Series F Preferred Shares or such lesser amount as determined on a pro-rata basis based upon the number of Series F Preferred Shares issued (the "MAXIMUM SHARE ISSUANCE AMOUNTS").

          For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                    (i) "CONVERSION PRICE" Means, as of any date of
               determination, the amount obtained by multiplying the Conversion Percentage (as defined below) in effect as of such date by the Average Market Price (as defined below) for the Common Stock for the five (5) consecutive trading days immediately preceding such date;

                    (ii) "CONVERSION PERCENTAGE" Means 80% and shall be reduced by an additional 2% for every 30 days (prorated for partial months) beyond or ninety (90) days from the Issuance Date (as defined below) that the Registration Statement on Form S-1 is not filed by the Corporation (the "SCHEDULED FILING DATE");

                    (iii) "AVERAGE MARKET PRICE" Means, with respect to any
               security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                    (iv) "CLOSING BID PRICE" Means, for any security as of any date, the last closing bid price on the Nasdaq National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

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                    (v) "N" means the number of days from, but excluding, the
               Issuance Date through and including the Conversion Date for the Series F Preferred Shares for which conversion is being elected; and

                    (vi) "ISSUANCE DATE" means the date of issuance of Series F
               Preferred Shares having an aggregate stated value of $1,000,00.00.

     THIRD: That section 4(b) of the Certificate of Designations is hereby deleted and amended to read in its entirety as follows:

               (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series F Preferred Shares pursuant to Section 4(a) shall be determined according to the following formula (the "CONVERSION RATE"):

                           (.04)(N/365)(1,000) + 1,000
                           ---------------------------
                                CONVERSION PRICE

          provided that the Corporation shall have the option to pay the 4% accretion accruing on each Series F Preferred Share in either cash or Common Stock of the Corporation. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to issue in excess of Seventy Seven Million (77,000,000) shares of Common Stock upon conversion of Series F Preferred Shares or such lesser amount as determined on a pro-rata basis based upon the number of Series F Preferred Shares issued (the "MAXIMUM SHARE ISSUANCE AMOUNTS").

          For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                    (i) "CONVERSION PRICE" means, as of any date of
               determination, the amount obtained by multiplying the Conversion Percentage (as defined below) in effect as of such date by the Average Market Price (as defined below) for the Common Stock for the five (5) consecutive trading days immediately preceding such date;

                    (ii) "CONVERSION PERCENTAGE" means 80% and shall be reduced by an additional 2% for every 30 days (prorated for partial months) beyond or ninety (90) days from the Issuance Date (as

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               defined below) that the Registration Statement on Form S-1 is not filed by the Corporation (the "SCHEDULED FILING DATE");

                    (iii) "AVERAGE MARKET PRICE" means, with respect to any
               security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

                    (iv) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the Nasdaq National Market System (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

                    (v) "N" means the number of days from, but excluding, the
               Issuance Date through and including the Conversion Date for the Series F Preferred Shares for which conversion is being elected; and

                    (vi) "ISSUANCE DATE" means the date of issuance of Series F
               Preferred Shares having an aggregate stated value of $1,000,00.00.

     FOURTH: The amendment effected herein was duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the
Certificate of Designations to be signed by Cy E. Hammond, its Senior Vice President and Chief Financial Officer, as of the 27th day of January, 2000.

                                            NCT GROUP, INC.

                                            By: /s/ CY E. HAMMOND
                                                ------------------------------
                                                Cy E. Hammond
                                                Senior Vice President and
                                                Chief Financial



ATTEST:

By: /s/ IRENE LEBOVICS
    ------------------------------
    Irene Lebovics, Secretary

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